UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2024

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Aptose Biosciences Inc.

(Exact name of registrant as specified in its charter)

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Canada	001-32001	98-1136802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Wellington Street West, Suite 5300

TD Bank Tower, Box 48

Toronto, Ontario M5K 1E6

Canada

(Address of Principal Executive Offices) (Zip Code)

(647) 479-9828

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APTO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 5, 2024, Aptose Biosciences Inc., or the “Corporation,” held a Special Meeting of Shareholders. At the meeting, shareholders voted in favor of all items of business, as indicated below:

Proposal No. 1-Authorization Of The Issuance Of Warrant Shares Underlying Certain Warrants

The Corporation’s shareholders voted to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of Warrant Shares in an amount equal to or in excess of 20% of the Shares outstanding immediately prior the issuance of such warrants issued pursuant to that certain securities purchase agreement dated as of May 30, 2024 by and among the Corporation and certain institutional and accredited investors in connection with the Corporation’s registered direct offering and private placement which closed on June 3, 2024.

Votes For	% Votes For	Vote Against	% Votes Against	Abstain	Broker Non- Votes
5,769,105	95.32%	267,013	4.41%	16,342	0

Proposal No. 2-Meeting Adjournment

The Corporation’s shareholders voted to approve a resolution permitting the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes to approve Proposal No. 1.

Votes For	% Votes For	Vote Against	% Votes Against	Abstain	Broker Non- Votes
5,873,779	97.05%	138,958	2.30%	39,722	1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptose Biosciences Inc.

Date: September 6, 2024	By:	/s/ William G. Rice, Ph.D.
William G. Rice, Ph.D.
Chairman, President, and Chief Executive Officer